UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2233445
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, Pennsylvania 19422
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.00002 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file	333-168854
number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock of UniTek Global Services, Inc. (the “Registrant”). The description of the common stock contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-168854), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. The Registration Statement was originally filed on August 16, 2010 with the Securities and Exchange Commission, amended on September 14, 2010 and may hereafter be amended. In addition, any description under the caption “Description of Securities” in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date:	September 14, 2010	By:	/s/ C. Scott Hisey
			Name:	C. Scott Hisey
			Title:	Chief Executive Officer